                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                    VASCO DATA SECURITY INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                  [VASCO LOGO]

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 16, 2002

To the Stockholders of
VASCO Data Security International, Inc.:

     The Annual Meeting of Stockholders of VASCO Data Security International, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, July 16, 2002 at 10:00 a.m., local time, at 1901 South Meyers Road, Oakbrook Terrace, Illinois 60181 for the following purposes, as described in the Proxy Statement accompanying this Notice:

     1. To elect seven (7) directors to serve on the Company's Board of Directors, and;

     2. To transact such other business as may properly come before the Annual Meeting.

     The Board of Directors has no knowledge of any other business to be presented or transacted at the meeting. The Company is not required under its charter or bylaws to submit the selection of auditors to a vote of the company's shareholders.

     Only stockholders of record on May 29, 2002 are entitled to notice of and to vote at the Annual Meeting. Further information as to the matters to be considered and acted upon at the Annual Meeting can be found in the accompanying Proxy Statement.

                                          By Order of the Board of Directors,

                                          DENNIS D. WILSON Signature
                                          DENNIS D. WILSON
                                          Secretary

Oakbrook Terrace, Illinois
May 30, 2002

YOU ARE CORDIALLY INVITED AND URGED TO ATTEND THE ANNUAL MEETING IN PERSON. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                                  [VASCO LOGO]
                             ---------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 16, 2002
                             ---------------------

                       SOLICITATION AND VOTING OF PROXIES

     This Proxy Statement is furnished by the Board of Directors of VASCO Data Security International, Inc., 1901 South Meyers Road, Suite 210, Oakbrook Terrace, Illinois 60181 (the "Company"), in connection with the solicitation of proxies for use at the annual meeting of stockholders of the Company to be held on Tuesday, July 16, 2002 at 10:00 a.m., local time, at 1901 South Meyers Road, Oakbrook Terrace, Illinois 60181, and at any postponement or adjournment thereof (the "Annual Meeting"). This Proxy Statement, the foregoing Notice of Annual Meeting of Stockholders and the accompanying form of proxy are being mailed to stockholders of the Company commencing on or about May 30, 2002. Holders of record of the Company's common stock (the "Common Stock") at the close of business on May 29, 2002 will be entitled to one vote for each share held on all matters to come before the meeting.

     If the accompanying form of proxy is properly executed and returned, the shares represented by the proxy will be voted in accordance with the instructions specified therein. In the absence of instructions to the contrary, such shares will be voted "FOR" each of the proposals set forth in this Proxy Statement. Any stockholder executing a proxy has the power to revoke it at any time before it has been voted at the Annual Meeting by delivering written notice to the Secretary of the Company, by executing another proxy dated as of a later date or by voting in person at the Annual Meeting. Any written notice of revocation or subsequent proxy should be delivered to VASCO Data Security International, Inc., 1901 South Meyers Road, Suite 210, Oakbrook Terrace, Illinois 60181, Attention: Secretary, or hand delivered to the Secretary, before the closing of the polls at the Annual Meeting.

                               THE ANNUAL MEETING

MATTERS TO BE CONSIDERED

     The Annual Meeting has been called to (i) elect seven (7) directors to serve on the Company's Board of Directors; and (ii) transact such other business as may properly come before the Annual Meeting.

VOTING AT THE ANNUAL MEETING

     A majority of the votes entitled to be cast on matters to be considered at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. If a share is represented for any purpose at the meeting, it is deemed to be present for all other matters. Holders of record of the Common Stock at the close of business are entitled to notice of and to vote at the Annual Meeting. As of May 29, 2002, there were 28,389,484 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, each such share being entitled to cast one vote. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast and entitled to vote in the election at the Annual Meeting will be required for the election of directors, and the affirmative vote of a majority of the votes cast and entitled to vote thereon will be required to act on all other matters to come before the Annual Meeting.

     Stockholders may vote in favor of or withhold authority to vote for the nominees for election as directors listed herein. Directions to withhold authority, abstentions and broker non-votes (which occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) will be counted in determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Directions to withhold authority, because directors are elected by a plurality of votes cast, will have no effect on the election of directors. Broker non-votes, because they are not considered "votes cast," are not counted in the vote totals and will have no effect on any proposal scheduled for consideration at the Annual Meeting. Abstentions will have the effect of a vote against the proposal being considered.

     If a properly executed, unrevoked proxy does not specifically direct the voting of the shares covered by such proxy, the proxy will be voted (a) FOR the election of all nominees for election as director as listed herein, and (b) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

                                 ANNUAL REPORT

     The Company's annual report to stockholders for the fiscal year ended December 31, 2001 has been included in the mailing of this Proxy Statement. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material. THE ANNUAL REPORT INCLUDES, AMONG OTHER INFORMATION, THE COMPANY'S ANNUAL REPORT ON FORM 10-K/A FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001; ADDITIONAL COPIES OF THE FORM 10-K/A WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO VASCO DATA SECURITY INTERNATIONAL, INC., 1901 SOUTH MEYERS ROAD, SUITE 210, OAKBROOK TERRACE, ILLINOIS 60181, ATTENTION: DENNIS D. WILSON.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 31, 2002 for each person or entity who is known to us to beneficially own five percent or more of the Common Stock. For purposes of the table, a person or group of persons is deemed to have beneficial ownership of any shares as of a given date which such person has the right to acquire within 60 days after such date.

                                                                         AMOUNT AND
                                                                          NATURE OF
                                                            CLASS OF     BENEFICIAL     PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                       SECURITIES     OWNERSHIP       CLASS
------------------------------------                       ----------   -------------   ----------
T. Kendall Hunt..........................................    Common     10,264,474(1)     35.171%
  1901 S. Meyers Road
  Ste. 210
  Oakbrook Terrace, IL 60181

---------------

(1) Includes 200,000 shares held in the T. Kendall Hunt Charitable Remainder Trust and 1,111,300 shares held by Barbara J. Hunt, Mr. Hunt's spouse, as to which shares Mr. Hunt disclaims beneficial ownership.

     The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 31, 2002 for (i) each of our directors, (ii) each of our named executive officers, and (iii) all directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them unless otherwise indicated. For purposes of the table, a person or group of persons is deemed to have beneficial ownership of any shares as of a given date which such person has the right to acquire within 60 days after such date.

                                                                      AMOUNT AND NATURE
                                                         CLASS OF       OF BENEFICIAL     PERCENT OF
         NAME AND ADDRESS OF BENEFICIAL OWNER            SECURITIES     OWNERSHIP(1)        CLASS
         ------------------------------------            ----------   -----------------   ----------
T. Kendall Hunt........................................    Common       10,264,474(2)       35.171%
  1901 S. Meyers Road
  Ste. 210
  Oakbrook Terrace, IL 60181
Forrest D. Laidley.....................................    Common          676,903           2.319%
  552 Stevenson Drive
  Libertyville, IL 60048
Michael P. Cullinane...................................    Common           29,500           0.101%
  2233 Edgebrook Drive
  Lisle, IL 60532
Christian Dumolin......................................    Common          870,643(3)        2.983%
  Ter Bede Business Center
  B-8500 Kortrijk, Belgium
Mario R. Houthooft.....................................    Common          621,286           2.129%
  Koningin Astridlaan 164
  B-1780 Wemmel, Belgium
Michael A. Mulshine....................................    Common          163,050           0.238%
  2517 Route 35, Suite D-201
  Manasquan, NJ 08736
Jan Valcke.............................................    Common           83,583           0.286%
  Koningin Astridlaan 164
  B-1780 Wemmel, Belgium
Dennis D. Wilson.......................................    Common            8,633           0.030%
Chris Lebeer...........................................    Common            7,500           0.026%
All Executive Officers and Directors as a Group (9
  persons).............................................    Common       12,725,572          43.604%

---------------

(1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after March 31, 2002 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2) Includes 200,000 shares held in the T. Kendall Hunt Charitable Remainder Trust and 1,111,300 shares held by Barbara J. Hunt, Mr. Hunt's spouse, as to which shares Mr. Hunt disclaims beneficial ownership.

(3) Includes 857,143 shares held by Trust Capital Technology NV/SA, an entity of which Mr. Dumolin is the chief executive officer. Mr. Dumolin disclaims beneficial ownership of all of these shares.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     The Company's Bylaws, as amended (the "Bylaws"), set the number of directors of the Company at not less than four nor more than twenty, which number may be changed from time to time by the Board of Directors. The Board of Directors increased the number of directors of the Company to seven (7) by a Consent of Directors, effective January 27, 1999. All of the directors of the Company will be elected at the Company's Annual Meeting and will hold office until their respective successors have been duly elected and qualified, or until their earlier resignation or removal.

     The Board of Directors has nominated the following individuals for election as directors of the Company at the Annual Meeting: Michael P. Cullinane, Christian Dumolin, Mario R. Houthooft, T. Kendall Hunt, Forrest D. Laidley, Chris Lebeer and Michael A. Mulshine, all of whom are current directors of the Company.

     While the Board of Directors does not contemplate that any nominee for election as a director will not be able to serve, if any of the nominees for election shall be unable to or for good cause will not serve as a director, the persons listed in the enclosed proxy shall vote such proxy, if properly executed and returned and unrevoked, for such other person or persons as shall be recommended by the Board of Directors or the Board of Directors may, in its discretion, reduce the number of directors to be elected. The affirmative vote of a plurality of the votes cast and entitled to vote at the Annual Meeting is required for the election of directors. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES LISTED HEREIN.

     The name of and certain information regarding each nominee for election as a director of the Company at the Annual Meeting appears below.

     T. KENDALL "KEN" HUNT -- Mr. Hunt is Chairman of the Board and Executive Vice President. He served as our Chief Executive Officer through June 1999. He has been a director since July 1997 and currently serves a one-year term. He served since 1990 as Chairman and President of our predecessor, VASCO Corp. Mr. Hunt received a B.B.A. from the University of Miami, Miami, Florida and an M.B.A. from Pepperdine University, Malibu, California. Mr. Hunt is 58 years old.

     MICHAEL P. CULLINANE -- Mr. Cullinane has been a director since April 10, 1998 and currently serves a one-year term. He is the Chairman of our Audit Committee and a member of our Compensation Committee. Mr. Cullinane is currently the Executive Vice President and Chief Financial Officer of Divine, Inc. From 1988 to June 1999 he served as Executive Vice President, Chief Financial Officer and a director of PLATINUM Technology International, Inc. PLATINUM Technology International, Inc. provides software products and consulting services that help Global IT organizations manage and improve their IT infrastructure, which consists of data, systems, and applications. Mr. Cullinane is a director of Divine, Inc., Made 2 Manage Systems, Inc. and Interactive Intelligence, Inc., all of which are public companies. Mr. Cullinane received a B.B.A. from the University of Notre Dame, South Bend, Indiana. Mr. Cullinane is 52 years old.

     CHRISTIAN DUMOLIN -- Mr. Dumolin has been a director since April 23, 1999 and currently serves a one-year term. He is a member of our Audit Committee. Mr. Dumolin is President and CEO of Koceram NV/SA since 1980. Koceram is a producer of building products, developing business through several subsidiaries, including Koramic Building Products NV/SA and TrustCapital NV/SA, both of which are quoted on the Brussels' (Belgium) Stock Exchange. In addition, Koceram is involved in financial activities (development and venture capital) and real estate activities. Mr. Dumolin is also a member of the Council of Regency of the National Bank of Belgium. Mr. Dumolin is 56 years old.

     MARIO R. HOUTHOOFT -- Mr. Houthooft serves as our Chief Executive Officer, President and a Director. Mr. Houthooft was elected to our Board of Directors as of April 10, 1998 and currently serves a one-year term. From 1992 until joining us, he served in various management roles with Lintel Security. Prior to that time, Mr. Houthooft held a number of positions with Cryptech Company, which he founded, from 1985 until 1992. He received a degree in Electrical Engineering from University of Ghent, Ghent, Belgium. Mr. Houthooft is 49 years old.

     FORREST D. LAIDLEY -- Mr. Laidley has been a director since July 1997 and currently serves a one-year term. Mr. Laidley was our Secretary from our inception through September 2000. He has been involved with us and our predecessor, VASCO Corp., for certain periods since 1984 in similar capacities and currently serves as Chairman of our Compensation Committee. Mr. Laidley is a partner in the law firm of Tressler, Soderstrom, Maloney & Priess, where he has practiced since 1999. Prior to that he was a partner in the law firm of Laidley & Porter (a predecessor firm) in Libertyville, Illinois since 1985. He serves on the Advisory Council on Main Street Libertyville and is a director of Harris Bank Libertyville, an Illinois chartered banking institution, and is President and sole stockholder of Forrest Properties, Inc., an Illinois real estate development corporation. Mr. Laidley received a B.A. in History from Yale University, New Haven, Connecticut and a J.D. from DePaul University, Chicago, Illinois. Mr. Laidley is 58 years old.

     CHRIS LEBEER -- Mr. Lebeer has been a director since June, 2001 and currently serves a one-year term. Mr. Lebeer has been Chief Executive Officer of Banksys, a high-technology firm based in Brussels, Belgium that develops and processes end-to end electronic payment systems, since 1999. Between 1990 and 1999, he was with Bekaert Steel Wire Corporation, where he was responsible for the company's world-wide operations and served on the executive committee of its $1 billion Steel Cord Division. Mr. Lebeer serves on the Boards of Directors of Belgium-based Proton World International and Lannoo Publishing. He received Master's Degrees in Chemical Engineering and Applied Economics from the University of Leuven, Leuven, Belgium and a Master's Degree in Engineering and Management from the Massachusetts Institute of Technology, Cambridge, Massachusetts. Mr. Lebeer is 47 years old.

     MICHAEL A. MULSHINE -- Mr. Mulshine has been a director since July 1997 and currently serves a one-year term. He served since 1992 as a director of our predecessor, VASCO Corp. He is a member of our Audit Committee and Compensation Committee. He is, and since 1977 has been, a principal of Osprey Partners, a management consulting firm. Since 1985 he has been a director and Secretary of SEDONA Corporation, a developer and marketer of enterprise scale Internet solutions. Mr. Mulshine received a B.S. in Electrical Engineering from Newark College of Engineering, Newark, New Jersey. Mr. Mulshine is 62 years old.

                       MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company met six times during 2001. Messrs. Cullinane, Dumolin, Hunt, Houthooft, Laidley and Mulshine each attended all of the meetings of the Company's Board of Directors during 2001.

     A stockholder of the Company may nominate persons for election to the Board of Directors if the stockholder submits such nomination, together with certain related information required by the Company's By-Laws, in writing so as to be received by the Secretary of the Company not less than 60 nor more than 90 days prior to the date of the annual meeting of stockholders at which the nomination is to be made.

     The Board of Directors presently has two standing committees * an Audit Committee and a Compensation Committee, each of which is described more fully below.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors of the Company is composed of three independent directors, as required by Nasdaq listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors and is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. The members of the Audit Committee are Michael
P. Cullinane, Michael A. Mulshine, and Christian Dumolin, all of whom are independent (as independence is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards). Each year, the Audit Committee recommends to the Board of Directors, the selection of the Company's independent auditors. The Company is not required under its charter or bylaws to submit the selection of auditors to a vote of the company's shareholders.

     Management is responsible for the Company's financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee met four times in 2001 and held discussions with management and KPMG LLP, the Company's independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of KPMG LLP's judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting.

     KPMG LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP that firm's independence. The Audit Committee further considered whether the provision by KPMG LLP of the non-audit services described elsewhere in this Proxy Statement is compatible with maintaining the auditors' independence.

     Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee ratified the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                          Respectfully submitted,

                                          Michael P. Cullinane, Chair
                                          Christian Dumolin, Member
                                          Michael A. Mulshine, Member

                             COMPENSATION COMMITTEE

     The Compensation Committee of our Board of Directors reviews and sets the salaries and incentive compensation for our executive officers, directors and other key personnel. The Compensation Committee also administers our stock option plan. In its capacity as administrator of the stock option plan, the Compensation Committee has authority to grant stock options and determine the terms thereof. The members of the Compensation Committee for 2001 were: Forrest
D. Laidley, Michael P. Cullinane and Michael A. Mulshine.

                           COMPENSATION OF DIRECTORS

     Each of our directors received a quarterly cash payment of $3,750 in connection with his service on the Board of Directors in 2001. Our directors are also reimbursed for expenses incurred in connection with their attendance at periodic Board meetings. In addition, non-employee directors are eligible to receive stock option grants from time to time. In 2001, options to purchase 10,000 shares of our Common Stock, at a per share exercise price of $1.25, were issued to each of Messrs. Cullinane, Dumolin, Laidley, Lebeer and Mulshine.

             EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

     Mr. Hunt's salary and bonus are determined pursuant to his employment agreement dated July 1, 1998. Mr. Hunt's annual salary, his bonus and stock options will be determined by the Compensation Committee for each fiscal year of the Company during the employment period. In 2001, Mr. Hunt received a base salary of $165,000, a cash bonus totaling $25,000 and 90,000 stock options. His severance and non-compete agreements are outlined below:

                                                                 NUMBER OF MONTHS
                                                              -----------------------
                                                              SEVERANCE   NON-COMPETE
                                                              ---------   -----------
Terminated by the Company without cause.....................     18           18
Terminated by the Company with Cause........................      0           12
Executive quits without good reason.........................     12           12
Executive quits with good reason............................     18           18
Terminated due to a change of control.......................     36           12
Executive quits for good reason due to a change of
  control...................................................     36           12

     Mr. Houthooft's salary and bonus are determined pursuant to a consulting agreement dated January 31, 1997. Mr. Houthooft's annual salary, his bonus and stock options will be determined by the Compensation Committee for each fiscal year of the Company during the employment period. In 2001, Mr. Houthooft received a base salary of $225,000, a cash bonus totaling $110,000 and 120,000 stock options. Mr. Houthooft also received $92,960 in expense reimbursements. His severance and non-compete arrangements under the consulting agreement are outlined below:

                                                                 NUMBER OF MONTHS
                                                              -----------------------
                                                              SEVERANCE   NON-COMPETE
                                                              ---------   -----------
Terminated by the Company without cause.....................       6            1
Terminated by the Company with Cause........................       0            1
Executive quits without good reason.........................       6            1
Executive quits with good reason............................       0            1
Terminated due to a change of control.......................    None         None
Executive quits for good reason due to a change of
  control...................................................    None         None

     Mr. Valcke's salary and bonus are determined pursuant to a consulting agreement dated December 7, 1999. Mr. Valcke's annual salary, his bonus and stock options will be determined by the Compensation Committee for each fiscal year of the Company during the employment period. In 2001, Mr. Valcke received a base salary of $155,000, a cash bonus totaling $45,000 and 50,000 stock options. He also received $40,500 in expense reimbursements. His severance and non-compete arrangements under the consulting agreement are outlined below:

                                                                 NUMBER OF MONTHS
                                                              -----------------------
                                                              SEVERANCE   NON-COMPETE
                                                              ---------   -----------
Terminated by the Company without cause.....................       1            6
Terminated by the Company with Cause........................       0            6
Executive quits without good reason.........................       1            6
Executive quits with good reason............................       0            6
Terminated due to a change of control.......................    None         None
Executive quits for good reason due to a change of
  control...................................................    None         None

     During 2001, the Compensation Committee of our Board of Directors proposed, and the Board of Directors adopted, a plan whereby each of our Named Executive Officers would receive a bonus equal to 2.99 times his current annualized compensation upon the closing of a transaction that results in a change-in-control. The dollar amount of any such bonus cannot be determined until a change in control occurs, but will exceed $100,000 for each Named Executive Officer.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For 2001, our Compensation Committee was comprised of Messrs. Laidley, Cullinane and Mulshine. Forrest D. Laidley serves as a Director and our Secretary. Mr. Laidley was a partner in the law firm of Laidley & Porter which has performed various legal services for us since our inception. Mr. Laidley and his former partners have made equity investments in us from time to time through various private placements and are currently stockholders and warrant holders. Mr. Laidley's law firm, Tressler, Soderstrom, Maloney & Priess, is currently performing legal services for us. Mr. Laidley's services currently are and have been on a no compensation basis, although his firm is compensated for services rendered to us by attorneys other than Mr. Laidley.

                 SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Exchange Act requires directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission and The Nasdaq Stock Market, Inc. Directors, executive officers and beneficial owners of more than 10% of the outstanding shares of Common Stock are required by Commission regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms or written representations that no reports under Section 16(a) were required, we believe that for the year period ended December 31, 2001, all of its directors, executive officers and greater than 10% beneficial owners complied with Section 16(a) filing requirements applicable to them.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by, or paid for services rendered to VASCO and our subsidiaries in all capacities during the three years ended December 31, 1999, 2000 and 2001 for our Chief Executive Officer and President and Executive Vice Presidents, who are the only executive officers of VASCO and our subsidiaries whose salary and bonus for such year exceeded $100,000 (collectively, the "Named Executive Officers").

                                                                         LONG-TERM COMPENSATION
                                                                        -------------------------
                                                                                 AWARDS             PAYOUTS
                                           ANNUAL COMPENSATION          -------------------------   -------
                                     --------------------------------   RESTRICTED    SECURITIES
                                                         OTHER ANNUAL     STOCK       UNDERLYING     LTIP      ALL OTHER
                                     SALARY     BONUS    COMPENSATION    AWARD(S)    OPTIONS/SARS   PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR     ($)       ($)         ($)           ($)           (#)          ($)         ($)
---------------------------   ----   -------   -------   ------------   ----------   ------------   -------   ------------
Mario R. Houthooft(1).......  2001   225,000   110,000       --            --          120,000        --         92,960
  Chief Executive Officer     2000   167,480        --       --            --               --        --             --
  President and Director      1999   165,000        --       --            --          430,000        --             --
T. Kendall Hunt.............  2001   165,000    25,000       --            --           90,000        --             --
  Executive Vice President
    and                       2000   165,000        --       --            --           30,000        --             --
  Chairman of the Board       1999   165,000        --       --            --           30,000        --             --
Jan Valcke(2)...............  2001   155,000    45,000       --            --           50,000        --         40,500
  Executive Vice President
    of                        2000   113,640    34,250       --            --               --        --             --
  Sales and Marketing         1999   142,800        --       --            --          115,000        --             --
Dennis D. Wilson(3).........  2001   155,000    45,000       --            --           50,000        --             --
  Executive Vice President,   2000    94,170    15,000       --            --               --        --             --
  Chief Financial Officer                           --       --            --          100,000        --             --
  and Secretary

---------------

(1) Mr. Houthooft was appointed President and Chief Executive Officer on June 16, 1999.

(2) Mr. Valcke became an executive officer of VASCO on December 28, 1999.

(3) Mr. Wilson was not an employee of VASCO during 1999.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth all options granted to the Named Executive Officers during 2001.

                                  INDIVIDUAL GRANTS                                  POTENTIAL REALIZABLE
                              -------------------------                                    VALUE AT
                              NUMBER OF     PERCENT OF                                  ASSUMED ANNUAL
                              SECURITIES      TOTAL                                        RATES OF
                              UNDERLYING     OPTIONS/                                    STOCK PRICE
                               OPTIONS/        SARS                                    APPRECIATION FOR
                                 SARS       GRANTED TO    EXERCISE OF                   OPTION TERM(2)
                               GRANTED     EMPLOYEES IN   BASE PRICE    EXPIRATION   --------------------
NAME                            (#)(1)     FISCAL YEAR      ($/SH)         DATE       5% ($)     10% ($)
----                          ----------   ------------   -----------   ----------   --------   ---------
Mario R. Houthooft..........   120,000        9.62%          1.25       11/30/2011    94,320     239,040
T. Kendall Hunt.............    90,000        7.21%          1.25       11/30/2011    70,740     179,280
Jan Valcke..................    50,000        4.01%          1.25       11/30/2011    39,300      99,600
Dennis D. Wilson............    50,000        4.01%          1.25       11/30/2011    39,300      99,600

---------------

(1) Vesting schedule is based on a time period of 36 months, with 6/36th of the options vesting at the end of the first six months and 1/36th of the options vesting each month thereafter on the last day of each month.

(2) The potential realizable value amounts shown illustrate the values that might be realized upon exercise immediately prior to the expiration of their term using five percent and ten percent appreciation rates as required to be used in this table by the Securities and Exchange Commission, compounded annually, and are not intended to forecast future appreciation, if any, of our stock price. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or termination of the options following termination of employment. Therefore, the actual values realized may be greater or less than the potential realizable values set forth in the table.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

     The following table sets forth the aggregate value as of December 31, 2001 of unexercised stock options held by the Named Executive Officers. The Named Executive Officers did not exercise any stock options during 2001 and the relevant columns have, therefore, been omitted.

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                  OPTIONS/SARS AT FISCAL       IN-THE-MONEY OPTIONS/SARS
                                                        YEAR-END(#)            AT FISCAL YEAR-END ($)(1)
                                                ---------------------------   ---------------------------
NAME                                            EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                            -----------   -------------   -----------   -------------
Mario R. Houthooft............................    375,000        470,000       (648,875)      (158,400)
T. Kendall Hunt...............................    144,500        250,500       (300,613)      (114,788)
Jan Valcke....................................     71,750        233,750        (90,075)       (30,050)
Dennis D. Wilson..............................         --        300,000             --       (948,000)

---------------

(1) Market value of underlying securities is based on the closing price of the Common Stock as reported on the Nasdaq National market on December 31, 2001 ($2.10) minus the exercise price.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OVERVIEW

     Our Board of Directors established a Compensation Committee in March of 1998. For 2001, the Compensation Committee consisted of Messrs. Laidley, Cullinane and Mulshine, none of whom is employed by the Company, and none of whom has any "interlocking" relationships as defined for proxy statement disclosure purposes.

     The Compensation Committee is responsible for determining the compensation for our officers and employees. In accordance with its right to do so, the Committee has elected to delegate the fixing of salaries below certain levels to VASCO's Chief Executive Officer. The Compensation Committee also administers our Amended and Restated 1997 Stock Option Plan ("Amended and Restated Option Plan") and the Executive Incentive Compensation Plan ("Incentive Plan"), including the designation of which officers, key employees and directors shall receive options under the Option Plan and the amount, terms, pricing, and vesting provisions of options granted pursuant to the Option Plan.

EXECUTIVE COMPENSATION PHILOSOPHY

     We operate in the competitive technology industry and view our ability to attract and retain highly qualified and dedicated executives and key employees as a critical component of our future success. We strive to maintain an entrepreneurial atmosphere and to maintain a low cost operating structure. Consequently, we employ a combination of salary, bonuses and stock options to reward, retain and provide incentives to our executives and key employees.

2001 CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee believes that VASCO compensated Mr. Houthooft, the Chief Executive Officer of the Company, below the market value for his services in 2001. Mr. Houthooft's cash compensation was set at this level to provide an example for the balance of the Company's management team. Given this and the relative performance of the Company during 2001, the Compensation Committee of the Company believes that Mr. Houthooft's compensation is appropriate.

2001 COMPENSATION OF OTHER EXECUTIVE OFFICERS

     Although we strive to maintain a low cost operating structure, our Compensation Committee aims to set other executives' and key employees' salaries at a competitive level. The base salary for each executive officer is set on the basis of personal performance and the salary level in effect for comparable positions at companies that compete for executive talent.

     At our 1999 Annual Meeting of Stockholders, VASCO's stockholders approved the Amended and Restated Option Plan. The Amended and Restated Option Plan was designed to serve as a performance incentive to encourage our executives, key employees and others to acquire or increase a proprietary interest in the success of VASCO. The Compensation Committee believes that, over a period of time, our share performance will, to a great extent, reflect executive and key employee performance.

     The Amended and Restated Option Plan provides that options may be granted at the discretion of the Compensation Committee, in such amounts and subject to such conditions as the Compensation Committee may determine in accordance with the terms thereof. Options granted to employees are priced at market, are generally fully vested after five years and expire at the end of ten years.

     The Executive Incentive Compensation Plan covers our eligible executives and key employees (each a "participant"), with such eligibility determined at the end of each year at the sole discretion of the Compensation Committee. Awards are based on prior year operating results, such results being subject to audit by our independent accountants, and are distributed following the completion of such audit.

     The Executive Incentive Compensation Plan allows for the creation of a cash pool ("Pool") in the amount of 10% of the Company's annual pre-tax earnings. Fifty percent (50%) of the Pool is awarded to the participants based on each participant's earned salary as a percentage of all participants' salaries. The remaining fifty percent (50%) is awarded at the sole discretion of the Compensation Committee. Based on this formula, no awards were made under the Executive Incentive Compensation Plan during 2001.

     Awards, in whole or in part, may be offered in the form of shares of the Common Stock or cash at the sole discretion of the Compensation Committee and the Compensation Committee also may elect to delegate the choice of cash or stock to the individual participants. To the extent that shares of stock are awarded in lieu of cash, the number of shares is based on the market value of the Common Stock on the date the award is determined, and are taxable to the participant in the year the award is granted. Such shares are restricted and cannot be sold or transferred except pursuant to registration under the Securities Act or an exemption from such registration.

                                          Respectfully submitted,

                                          Forrest D. Laidley, Chairman
                                          Michael P. Cullinane
                                          Michael A. Mulshine

                            STOCK PERFORMANCE GRAPH

     The Common Stock commenced trading on the NASD Electronic Bulletin Board on March 28, 1998. On April 7, 2000, the Common Stock commenced trading on the Nasdaq National Market. The Stock Performance Graph below compares the cumulative total return through December 31, 2001, assuming reinvestment of dividends, by an investor who invested $100.00 on March 28, 1998 in each of (i) the Common Stock, (ii) the Russell 2000 index, (iii) the Standard Industrial Code (SIC) Index 3577 -- Computer Peripheral Equipment, NEC and (iv) a comparable industry (the "Peer Group") index selected by VASCO as described below. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                              [PERFORMANCE GRAPH]

----------------------------------------------------------------------------------------------------------
                                             3/23/98    12/31/98    12/31/99    12/31/00    12/31/01
----------------------------------------------------------------------------------------------------------
    VASCO Data Security International,
    Inc.                                     100.00       59.40      159.38      107.50       42.00
----------------------------------------------------------------------------------------------------------
    SIC Code Index                           100.00      167.36      358.96      276.24      131.36
----------------------------------------------------------------------------------------------------------
    Russell 2000 Index                       100.00       88.31      105.62      101.06      102.09
----------------------------------------------------------------------------------------------------------
    Peer Group Index                         100.00       68.68      208.23      150.51       92.86
----------------------------------------------------------------------------------------------------------

     The Peer Group reflected above is made up of the following companies:
ActivCard S.A., Netegrity Inc., RSA Security Inc. and Secure Computing

                 PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for consideration at and for inclusion in the Company's proxy statement relating to the next annual meeting of stockholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion in the proxy statement and proxy relating to the Company's 2003 annual meeting of stockholders, stockholder proposals must be received by the Company at its principal executive offices not later than January 31, 2003 and must otherwise comply with the requirements of Rule 14a-8.

                               PROXY SOLICITATION

     Proxies will be solicited by mail. Proxies may also be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse them for their expenses in doing so. The full cost of the preparation and mailing of the Proxy Statement and accompanying materials and the related proxy solicitations will be borne by the Company.

                                 OTHER MATTERS

     Management does not intend to present, and does not have any reason to believe that others will present, any item of business at the Annual Meeting other than those specifically set forth in the notice of the Annual Meeting. However, if other matters are properly presented for a vote at the Annual Meeting, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their judgment to the same extent as the person who signed the proxy would be entitled to vote.

                                          By Order of the Board of Directors,

                                          /s/ DENNIS D. WILSON
                                          DENNIS D. WILSON
                                          Secretary

Oakbrook Terrace, Illinois
May 30, 2002

                    VASCO DATA SECURITY INTERNATIONAL, INC.
                ANNUAL MEETING OF STOCKHOLDERS -- JULY 16, 2002
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints T. Kendall Hunt and Mario Houthooft, and each of them individually, with full power of substitution, proxy to vote all the shares of common stock of VASCO Data Security International, Inc., a Delaware corporation, that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on July 16, 2002 at any adjournment thereof, as designated for the items set forth on the reverse side hereof and in the Notice of Annual Meeting of Stockholders and the Proxy Statement dated May 30, 2002.

    IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN OR, IF NOT SPECIFIED, FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN ITEM 1. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. AT THIS TIME, MANAGEMENT KNOWS OF NO SUCH OTHER BUSINESS.

    The Board of Directors recommends a vote FOR the election of the Directors set forth below.

1. Election of Directors

[ ]  FOR all nominees listed below

[ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

    Nominees: T. Kendall Hunt, Michael P. Cullinane, Christian Dumolin, Mario R. Houthooft, Forrest D. Laidley, Chris Lebeer and Michael A. Mulshine.

    Instruction: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below:

                                          --------------------------------------
                                          SIGNATURE (IF HELD JOINTLY)
                                          IMPORTANT: Please date and sign
                                          exactly as the name appears herein and
                                          return this proxy in the enclosed
                                          envelope. Persons signing as
                                          executors, administrators, trustees,
                                          etc. should so indicate. If shares are
                                          held jointly, each joint owner should
                                          sign. In the case of a corporation or
                                          partnership, the full name of the
                                          organization should be used and the
                                          signature should be that of a duly
                                          authorized officer or partner.

     PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.